Exhibit 26(H)(iii)(b)

AMENDMENT 5 TO PARTICIPATION AGREEMENT

Effective October 1, 2014, the Participation Agreement (the “Agreement”), dated July 8, 1994, as amended, by and among Transamerica Premier Life Insurance Company (formerly, Monumental Life Insurance Company and Western Reserve Life Assurance Co. of Ohio) (“Company”), T. Rowe Price Equity Series, Inc., T. Rowe Price International Series, Inc. and T. Rowe Price Investment Services, Inc. (collectively, the “Parties”) is hereby amended as follows:

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1.	Monumental Life Insurance Company has changed its name to Transamerica Premier Life Insurance Company.

2.	Western Reserve Life Assurance Co. of Ohio has merged into Transamerica Premier Life Insurance Company.

3.	Any reference to Monumental Life Insurance Company or Western Reserve Life Assurance Co. of Ohio is hereby deleted in its entirety and replaced with Transamerica Premier Life Insurance Company.

4.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the agreement.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed in its name and behalf of its duly authorized officer.

Effective Date: October 1, 2014

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY		T. ROWE PRICE EQUITY SERIES, INC.

By:		By:
Name:	John Mallett	Name:
Title:	Vice President	Title:
Date:		Date:

T. ROWE PRICE INTERNATIONAL SERIES, INC.		T. ROWE PRICE FIXED INCOME SERIES, INC.

By:		By:
Name:		Name:
Title:		Title:
Date:		Date:

T. ROWE PRICE INVESTMENT SERVICES, INC.

By:
Name:
Title:
Date:

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Schedule A

Revised October 1, 2014

SEPARATE ACCOUNTS:

Separate Account VA CC

WRL Series Life Corporate Account

CONTRACTS:

Marquee Variable Annuity (A & B Units)

Advantage IV

DESIGNATED PORTFOLIOS:

All Portfolios of T. Rowe Price Equity Series, Inc., T. Rowe Price Fixed Income Series, Inc. and T. Rowe Price International Series, Inc.

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